UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                       Date of Report: February 22, 2005
                        (Date of earliest event reported)



                          QUEST RESOURCE CORPORATION
            (Exact name of registrant as specified in its charter)



                Nevada                   0-17371              88-0182808
     (State or other jurisdiction      (Commission        (I.R.S. Employer
   of incorporation or organization)   File Number)     Identification Number



                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)



                                (405) 488-1304
                (Registrant's telephone number, including area code)





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Item 1.01.  Entry into a Material Definitive Agreement.

      On February 22, 2005, Quest Cherokee, LLC, ("Quest Cherokee"), our primary operating subsidiary, and the lenders under Quest Cherokee's credit agreement(the "UBS Credit Agreement") entered into an amendment and waiver pursuant to which, among other things, (i) the lenders waived all of the existing defaults under the UBS Credit Agreement, (ii) the UBS Credit Agreement was amended to permit the issuance of an additional $7,000,000 of subordinated notes to Cherokee Energy Partners, LLC ("Cherokee Partners"), (iii) the applicable margin on borrowings under the UBS Credit Agreement was increased by 1% until Quest Cherokee's total leverage ratio is less than 4.0 to 1.0 and
(iii) Quest Cherokee received an additional $5,000,000 of Term B Loans under the UBS Credit Agreement. A copy of the amendment and waiver to the UBS Credit Agreement is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The terms of the additional $5 million of Term B Loans are the same as for the original $120 million of Term B Loans under the UBS Credit Agreement. See our Form 10-Q for the quarter ended August 31, 2004 for additional information with respect to the terms of the Term B Loans.

      Also on February 22, 2005, Quest Cherokee issued and sold to Cherokee Partners $7,000,000 of additional subordinated promissory notes. See our Form 8-K filed February 17, 2005 for additional information with respect to the terms of this investment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See the disclosure under Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits

      The following material is furnished pursuant to Item 9.01 as an exhibit to this Current Report on Form 8-K.

      (c) Exhibits

      Exhibit Number Description
      -------------- -----------

         4.1 Amendment No. 2 and Waiver to Credit Agreement, by and between, Quest Cherokee, LLC, the subsidiary guarantors and the various lenders party to the UBS Credit Agreement, UBS Securities LLC, as the lead arranger, bookmanager, documentation agent and syndication agent, UBS AG, Stamford Branch, as issuing bank, the L/C Facility issuing bank, the administrative agent for the lenders and collateral agent for the secured parties, and UBS Loan Finance LLC, as swingline lender, dated as of the 22nd day of February, 2005.


                                       2
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                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               QUEST RESOURCE CORPORATION



                               By: /s/ David Grose
                                   ---------------------------
                                   David Grose
                                   Chief Financial Officer

      Date:  February 22, 2005